Exhibit 5(ii) on Form N-1A

                       INVESTMENT SUBADVISORY AGREEMENT

          AGREEMENT made as of December 1, 1995, by and between Federated Management, a Delaware business trust (the "Adviser"), and United States Trust Company of New York, a New York trust company (the "Subadviser").

          In consideration of the promises and the mutual covenants herein contained, the Adviser and the Subadviser agree as follows:

          1. Appointment. The Adviser has been retained by Federated Investment Portfolios, a Massachusetts business trust (the "Trust"), to act as investment adviser to the Trust with respect to the series of the Trust listed on Exhibit A hereto (the "Series"). In accordance with and subject to the Investment Advisory Agreement between the Trust and the Adviser, attached hereto as Exhibit B (the "Advisory Agreement"), the Adviser appoints the Subadviser to act as subadviser with respect to the Series for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to provide an investment program for the compensation provided by this Agreement.

          2. Duties of the Subadviser. Subject to the direction and control of the Adviser and the Board of Trustees of the Trust, the Subadviser shall:

               (a) prepare (or otherwise obtain) and evaluate on both a macroeconomic and microeconomic level any pertinent research; statistical, financial and economic data; and other information necessary or appropriate for the performance of its duties under this Agreement;

               (b) formulate and continuously review, supervise, and administer an investment program for each Series;
               (c) determine the securities to be purchased by each Series, and continuously monitor such securities and the issuers thereof to determine whether and when to sell, exchange, or take any other action concerning such securities;

               (d) determine whether and how to exercise warrants, voting rights, or other rights with respect to the Series' securities;

               (e) provide valuations with respect to the securities held by each Series if so requested by the Trustees of the Trust;

               (f) render regular reports to the Trust's officers and the Board of Trustees concerning the investment performance of the Trust, the Subadviser's discharge of its responsibilities under this Agreement, and any other subject as the Trust's officers or Board of Trustees reasonably may request; and

               (g) assist the Adviser and the Trust's officers in connection with the operation of the Trust and perform any further acts that may be necessary to effectuate the purposes of this Agreement.

          3. Supervision and Compliance. Notwithstanding any provision of this Agreement, the Adviser shall retain all rights and ultimate responsibilities to supervise, and, in its discretion, conduct investment advisory activities relating to the Trust. The activities of the Subadviser shall be subject at all times to the direction and control of the Board of Trustees of the Trust and the Adviser and shall comply with: (a) the Declaration of Trust and By-Laws of the Trust; (b) the Registration Statement of the Trust, as it may be amended from time to time, including the investment objectives and policies set forth therein; (c) the Investment Company Act and the regulations thereunder; (d) the Internal Revenue Code of 1986 and the
                            -2-
regulations thereunder applicable to regulated investment companies; (e) any other applicable laws or regulations; and (f) such other limitations as the Adviser or the Board of Trustees of the Trust may adopt.

          4. Purchase and Sale of Securities. The Subadviser shall, at its own expense, place orders for the purchase, sale or loan of securities by the Trust either directly with the issuer or with any broker and/or dealer who deals in such securities.

               (a) In placing orders with brokers and/or dealers, the Subadviser shall use its best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker and/or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Subadviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities and Exchange Act of 1934) to or for the benefit of the Trust and/or other accounts over which the Subadviser or the Adviser exercises investment discretion. The Subadviser is authorized to pay a broker who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such commission was reasonable in relation to the value of brokerage and research services provided by such broker. This determination may be viewed in terms of either that particular transaction or of the overall responsibilities of the Subadviser with respect to the accounts as to which it exercises investment discretion.

                            -3-
               (b) The Subadviser may execute transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Trust are "reasonable and fair" compared to commissions received by other brokers having comparable execution capability and provided that the transactions are effected pursuant to procedures established by the Board of Trustees of the Trust. An affiliated broker may transmit, clear and settle transactions for the Trust that are executed on a securities exchange provided that the affiliated broker arranges for unaffiliated brokers to execute the transactions.

               (c) Notwithstanding the foregoing, the Board of Trustees and the Adviser periodically shall review the commissions paid by the Trust and determine whether those commission were reasonable in relation to the brokerage and research services received. In addition, the Board of Trustees of the Trust, in its discretion, may instruct the Subadviser to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Trustees, if it determines that the use of such brokers and/or dealers is in the best interest of the Trust.

               (d) When the Subadviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Subadviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions. The Subadviser also may purchase or sell a particular security for one or more customers in different amounts. Allocations of the securities purchased or sold in either manner, as well as the expenses incurred in the transactions, will be made by the Subadviser in a manner that is equitable and consistent with applicable law and regulations and with its fiduciary obligations to the Trust and to such other customers.

          5.   Expenses.
                            -4-

               (a) The Subadviser shall furnish at its own expense all office space, office facilities, equipment and personnel necessary or appropriate to the performance of its duties under this Agreement. The Subadviser also shall pay the salaries of all personnel performing services related to the Subadviser's duties under this Agreement.

               (b) It is understood that the Trust will pay all of its expenses and liabilities, including compensation of its independent Trustees; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, maintenance of books and accounts and calculation of the net asset value of beneficial interests of each Series), transfer agent and registrar and dividend disbursing agent of the Trust; expenses of preparing and mailing reports to investors and regulatory agencies; any expenses relating to the issuance, registration and qualification of shares of each Series, and the preparation, printing and mailing of prospectuses for such purposes; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and Trustees' meetings; organization expenses; and extraordinary expenses.

          6. Compensation of the Subadviser. In consideration of the services to be rendered by the Subadviser under this Agreement, the Adviser shall pay the Subadviser a fee accrued daily and paid monthly at an annual rate equal to that specified in Exhibit A to this Agreement for that Series' average daily net assets. The fee for any period in which the Subadviser serves as investment adviser pursuant to this Agreement for less than one full month shall be paid for that portion of the month accrued. For purposes of calculating fees, the value of the net assets of each Series of the Trust

                            -5-
shall be computed in the manner specified in its Registration Statement on Form N-1A.

          7. Services to Others. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser is free to render services to others and to engage in other activities; provided, however, that those services and activities do not adversely affect the Subadviser's ability to perform its obligations under this Agreement.

          8. Books, Records, and Information. The Subadviser shall provide the Adviser and the Trust with all records concerning the Subadviser's activities that the Trust is required by law to maintain. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Investment Company Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

               The Subadviser also shall comply with all reasonable requests for information by the Adviser or the Trust's officers or Board of Trustees, including information required for the Trust's filings with the Securities and Exchange Commission and state securities commissions.

          9.   Limitations on Liability.

               (a) The Subadviser hereby is notified expressly of the terms of investor liability as set forth in the Declaration of Trust and agrees that any obligation of the Trust or the Series arising in connection with this Agreement shall be limited in all cases to the Series and their assets, and the Subadviser shall not seek satisfaction of any such obligation from any Trustee or investor of the Series.

                            -6-
               (b) The Subadviser shall give the Adviser and the Trust the benefit of its best judgment and efforts in rendering services under this Agreement. In the absence of willful malfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Subadviser, the Subadviser shall not be liable to the Trust, to any investor of the Series or to the Adviser for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security. The Adviser agrees that the Subadviser shall not be liable for, and shall be indemnified and held harmless by the Adviser for, any losses, liabilities, or expenses that the Subadviser may incur due to errors of judgment, mistakes, acts or omission of the Adviser.

          10.  Effective Date; Termination; Amendments.

               (a) This Agreement shall be effective as to each Series on the date the Series commences investment operations, and, unless terminated sooner as provided herein, shall continue until the second anniversary of the execution of this Agreement. Thereafter, unless terminated sooner as provided herein, this Agreement shall continue in effect as to each Series for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such continuance, and either: (i) the vote of a majority of the outstanding voting securities of such Series; or (ii) the vote of a majority of the full Board of Trustees.

               (b) This Agreement may be terminated at any time and as to any one or more Series, without the payment of any penalty, either by: (i) the Trust, by action of the Board of Trustees or by vote of a majority of the
                            -7-
outstanding voting securities of such Series, on 60 days' written notice to the Subadviser; (ii) the Adviser, on 60 days' written notice to the Subadviser; or (iii) the Subadviser, on 90 days' written notice to the Adviser and the Trust. This Agreement shall terminate immediately in the event of its assignment.

               (c) This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Series or the Trust or by vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

               (d) As used in this Agreement, the terms "specifically approved at least annually," "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the Investment Company Act and the regulations thereunder.

          11. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with provisions of the Investment Company Act and the regulations thereunder.

          12. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, regulation, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the

                            -8-
benefit of the parties hereto and their respective successors, to the extent permitted by law.

          IN WITNESS WHEREOF, the Adviser and the Subadviser have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized officers, all as of the day and year first above written.

Attest:                       FEDERATED MANAGEMENT



/s/ Joseph M. Huber           By: /s/ J. Christopher Donahue
                              Name:  J. Christopher Donahue
                              Title:  President


Attest:                       UNITED STATES TRUST COMPANY
                               OF NEW YORK


/s/ Francis J. Hearn, Jr.     By: /s/ Brian F. Schmidt
                              Name:  Brian F. Schmidt
                              Title:  Vice President


                                                                     Exhibit A



                      SCHEDULE OF SERIES AND FEES UNDER
                            -9-
                       INVESTMENT SUBADVISORY AGREEMENT


                              Annual Fee (as a percentage of
Series Names                  the average daily net assets of a series)

Bond Index Portfolio                    0.12%



                                                                     Exhibit B

                        INVESTMENT ADVISORY AGREEMENT

          AGREEMENT made as of December 1, 1995, by and between FEDERATED INVESTMENT PORTFOLIOS, a Massachusetts business trust (the "Trust"), registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and FEDERATED MANAGEMENT, a Delaware business trust registered as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser").

          In consideration of the promises and the mutual covenants herein contained, the Trust and the Adviser agree as follows:

          1. Appointment. The Trust appoints the Adviser to act as investment adviser to the Trust with respect to the series of the Trust listed on Exhibit A hereto (the "Series") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to provide an investment program for the compensation provided by this Agreement. In providing the services and assuming the obligations set forth herein, the Adviser, may, at its own expense, employ one or more subadvisers; provided
                            -10-
that the Adviser understands and agrees that it shall remain fully responsible for the performance of all the duties set forth in this Agreement and that it shall supervise the activities of each subadviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions applicable to this Agreement.

          2. Duties of the Adviser. Subject to the direction and control of the Board of Trustees of the Trust, the Adviser shall:

               (a) prepare (or otherwise obtain) and evaluate on both a macroeconomic and microeconomic level any pertinent research; statistical, financial and economic data; and other information necessary or appropriate for the performance of its duties under this Agreement;

               (b) formulate and continuously review, supervise, and administer an investment program for each Series;

               (c) determine the securities to be purchased by the Series, and continuously monitor such securities and the issuers thereof to determine whether and when to sell, exchange, or take any other action concerning such securities;

               (d) determine whether and how to exercise warrants, voting rights, or other rights with respect to the Series' securities;

               (e) provide valuations with respect to the securities held by the Series if so requested by the Trustees of the Trust;

               (f) render regular reports to the Trust's officers and the Board of Trustees concerning the investment performance of the Trust, the Adviser's discharge of its responsibilities under this Agreement, and any
                            -11-
other subject as the Trust's officers or Board of Trustees reasonably may request; and

               (g) assist the Trust's officers in connection with the operation of the Trust and perform any further acts that may be necessary to effectuate the purposes of this Agreement.

          3. Supervision and Compliance. The activities of the Adviser shall be subject at all times to the direction and control of the Board of Trustees of the Trust and shall comply with: (a) the Declaration of Trust and By-Laws of the Trust; (b) the Registration Statement of the Trust, as it may be amended from time to time, including the investment objectives and policies set forth therein; (c) the Investment Company Act and the regulations thereunder; (d) the Internal Revenue Code of 1986 and the regulations thereunder applicable to regulated investment companies; (e) any other applicable laws or regulations; and (f) such other limitations as the Board of Trustees of the Trust may adopt.

          4. Purchase and Sale of Securities. The Adviser shall, at its own expense, place orders for the purchase, sale or loan of securities by the Trust either directly with the issuer or with any broker and/or dealer who deals in such securities.

               (a) In placing orders with brokers and/or dealers, the Adviser shall use its best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker and/or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

                            -12-
Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities and Exchange Act of 1934) to or for the benefit of the Trust and/or other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction, if the Adviser determines in good faith that such commission was reasonable in relation to the value of brokerage and research services provided by such broker. This determination may be viewed in terms of either that particular transaction or of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

               (b) The Adviser may execute transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Trust are "reasonable and fair" compared to commissions received by other brokers having comparable execution capability and provided that the transactions are effected pursuant to procedures established by the Board of Trustees of the Trust. An affiliated broker may transmit, clear and settle transactions for the Trust that are executed on a securities exchange provided that the affiliated broker arranges for unaffiliated brokers to execute the transactions.

               (c) Notwithstanding the foregoing, the Board of Trustees periodically shall review the commissions paid by the Trust and determine whether those commissions were reasonable in relation to the brokerage and research services received. In addition, the Board of Trustees of the Trust, in its discretion, may instruct the Adviser to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by
                            -13-
the Board of Trustees, if it determines that the use of such brokers and/or dealers is in the best interest of the Trust.

               (d) When the Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions. The Adviser also may purchase or sell a particular security for one or more customers in different amounts. Allocations of the securities purchased or sold in either manner, as well as the expenses incurred in the transactions, will be made by the Adviser in a manner that is equitable and consistent with applicable law and regulations and with its fiduciary obligations to the Trust and to such other customers.

          5.   Expenses.

               (a) The Adviser shall furnish at its own expense all office space, office facilities, equipment and personnel necessary or appropriate to the performance of its duties under this Agreement. The Adviser also shall pay the salaries of all personnel of the Trust or the Adviser performing services related to the Adviser's duties under this Agreement.

               (b) It is understood that the Trust will pay all of its expenses and liabilities, including compensation of its independent Trustees; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, maintenance of books and accounts and calculation of the net asset value of beneficial interests of the Series), transfer agent and registrar and dividend disbursing agent of the Trust; expenses of preparing and mailing reports to investors and regulatory agencies; any expenses relating to the
                            -14-
issuance, registration and qualification of shares of each Series, and the preparation, printing and mailing of prospectuses for such purposes; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and Trustees' meetings; organization expenses; and extraordinary expenses.

          6. Compensation of the Adviser. In consideration of the services to be rendered by the Adviser under this Agreement, the Trust shall pay the Adviser a fee accrued daily and paid monthly from the Series at an annual rate equal to that specified in Exhibit A to this Agreement for the Series' average daily net assets. The fee for any period in which the Adviser serves as investment adviser pursuant to this Agreement for less than one full month shall be paid for that portion of the month accrued. For purposes of calculating fees, the value of the net assets of the Series of the Trust shall be computed in the manner specified in its Registration Statement on Form N-1A.

          7. Services to Others. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser is free to render services to others and to engage in other activities, provided, however, that those services and activities do not adversely affect the Adviser's ability to perform its obligations under this Agreement.

          8. Books, Records, and Information. The Adviser shall provide the Trust with all records concerning the Adviser's activities that the Trust is required by law to maintain. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Investment Company Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Trust also shall comply with all reasonable requests for information by the Trust's officers or Board of
                            -15-
Trustees, including information required for the Trust's filings with the Securities and Exchange Commission and state securities commissions.

          9.   Limitations on Liability.

               (a) The Adviser hereby is notified expressly of the terms of investor liability as set forth in the Declaration of Trust and agrees that any obligation of the Trust or the Series arising in connection with this Agreement shall be limited in all cases to the Series and their assets, and the Adviser shall not seek satisfaction of any such obligation from any Trustee or investor of the Series.

               (b) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering services under this Agreement. In the absence of willful malfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be liable to the Trust, to any investor of the Series or to the Adviser for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

          10.  Effective Date; Termination; Amendments.

               (a) This Agreement shall be effective as to the Series on the date the Series commences investment operations, and, unless terminated sooner as provided herein, shall continue until the second anniversary of the execution of this Agreement. Thereafter, unless terminated sooner as provided herein, this Agreement shall continue in effect as to each Series for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of
                            -16-
any such party, cast in person at a meeting called for the purpose of voting on such continuance, and either: (i) the vote of a majority of the outstanding voting securities of such Series; or (ii) the vote of a majority of the full Board of Trustees.

               (b) This Agreement may be terminated at any time and as to any one or more Series, without the payment of any penalty, either by: (i) the Trust, by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Series, on 60 days' written notice to the Adviser; or (ii) the Adviser, on 90 days' written notice to the Trust. This Agreement shall terminate immediately in the event of its assignment.

               (c) This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Series or Trust or by vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

               (d) As used in this Agreement, the terms "specifically approved at least annually," "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the Investment Company Act and the regulation thereunder.

          11. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with provisions of the Investment Company Act and the regulations thereunder.

          12. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the
                            -17-
provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, regulation, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law. The parties hereto acknowledge that Federated Investors and its subsidiary, Federated Management, have reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Series the use of the name "Federated."

          IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized officers, all as of the day and year first above written.

Attest:                  FEDERATED INVESTMENT PORTFOLIOS



/s/ S. Elliott Cohan                                     By: /s/ John W.
McGonigle
                           Name:  John W. McGonigle
                           Title:  Executive Vice President


Attest:                  FEDERATED MANAGEMENT


/s/ Joseph M. Huber      By: /s/ J. Christopher Donahue
                            -18-
                           Name:  J. Christopher Donahue
                           Title:  President


                                                                     Exhibit A



                      SCHEDULE OF SERIES AND FEES UNDER
                       INVESTMENT SUBADVISORY AGREEMENT


                              Annual Fee (as a percentage of
Series Names                  the average daily net assets of a series)

Bond Index Portfolio                    0.25%